Exhibit 99.3

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of an Amendment to Statement on Schedule 13D, and any amendments thereto, with respect to the common shares, without par value (the “Common Stock”), of Asanko Gold Inc., a corporation incorporated under the laws of British Columbia and that this agreement be included as an Exhibit to such filing.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of February 12, 2018.

[Signature pages follow]

ZIJIN GLOBAL FUND

By:	/s/ ZHANG Zonglin
Name:	ZHANG Zonglin
Title:	Director

 [Joint Filing Agreement Signature Page of Zijin Global Fund]

GOLD MOUNTAINS ASSET MANAGEMENT LIMITED

By:	/s/ ZHANG Zonglin
Name:	ZHANG Zonglin
Title:	Director

 [Joint Filing Agreement Signature Page of Gold Mountains Asset Management Limited]

JIN HUANG MINING COMPANY LIMITED

By:	/s/ FAN Cheung Man
Name:	FAN Cheung Man
Title:	Director

[Joint Filing Agreement Signature Page of Jin Huang Mining Company Limited]